Exhibit 10.19

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

VOID AFTER 5:00 P.M. ON MARCH 9, 2023

TO PHARMACEUTICALS LLC

WARRANT TO PURCHASE UNITS

Carle Place, New York

Certificate No. 1

THIS IS TO CERTIFY THAT, for value received, Sidney Taubenfeld, an individual residing at 247 West 87th Street, Apt. 7G, New York, New York 10024 (the “Warrantholder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from TO PHARMACEUTICALS LLC, a Delaware limited liability (the “Company”), up to 500 units (the “Warrant Units”) of the membership interests of the Company (“Units”), at an exercise price equal to $700 per Unit (the “Exercise Price”) at the times and in the manner set forth below.

As provided herein, the Exercise Price and the number of Warrant Units which may be purchased upon the exercise of this Warrant are, upon the happening of certain events, subject to modification and adjustment.

The rights of the registered holder of this Warrant shall be subject to the following further terms and conditions:

1.	Exercise of Warrant; Payment of Exercise Price.

(a)	Exercise of Warrant.

(i)       While this Warrant remains outstanding, this Warrant shall be exercisable, in whole or in part, as of the date hereof (the “Exercisability Date”), with the exercise form attached as Exhibit A hereto (the “Exercise Form”) duly executed by the Warrantholder or by the Warrantholder’s duly authorized attorney-in-fact, at the principal office of the Company, or at such other office or agency in the United States as the Company may designate by notice in writing to the Warrantholder (in either event, the “Company Offices”), accompanied by payment in accordance with Section 1(b), of the aggregate Exercise Price payable for the Warrant Units being purchased. If the Warrantholder exercises the Warrant for fewer than all of the Warrant Units issuable in accordance with this Warrant, the Company shall, upon each exercise prior to the Expiration Date, execute and deliver to the Warrantholder a new Warrant (dated as of the date hereof) evidencing the balance of the Units that remain subject to issuance upon the exercise of this Warrant. This Warrant shall expire on the seventh (7th) anniversary of the date hereof (the “Expiration Date”), and thereupon the Warrantholder shall surrender this Warrant.

(ii)       On the date of exercise of this Warrant, upon the the Warrantholder exercising same in compliance with the terms hereof, and if previous to such exercise the Warrantholder is not a party to the operating agreement of the Company, upon the execution and delivery to the Company of the joinder agreement in the form attached hereto as Exhibit B, the Warrantholder shall be deemed to have become the holder of record for all purposes of the Units to which the exercise relates.

(iii)       As soon as practicable after the exercise of all or part of this Warrant, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Warrantholder a certificate or certificates evidencing the number of duly authorized, validly issued, fully paid and nonassessable Units to which the Warrantholder shall be entitled upon such exercise, if the units of membership interests of the Company are certificated as of such time.

(iv)       Any portion of this Warrant, except as otherwise provided in paragraph (b) below, shall become exercisable at the times and in the amounts set forth below (with respect to each tranche and sub-tranche of exercisability, the “Exercisability Date”) until this Warrant expires, so long as the Warrantholder is an employee of the Company or one of its subsidiaries, or Tikun Olam Holding Group LLC, a New York limited liability company (“TOHG”, and together with the Company and its subsidiaries herein referred to as the “Company Group”) as of the Exercisability Date. Except as otherwise provided in paragraphs (b)(i) through (iii) below, upon the termination of the employment by the Company Group of Warrantholder for any reason (whether by the Company Group or by Warrantholder), any portion of this Warrant that is not exercisable as of such termination shall be automatically cancelled and surrendered to the Company:

Number of Units	Exercisability Date
75	September 9, 2016
50	March 9, 2017
175* (15.9091 per month*)	On the 9th day of each of April 2017 through February 2018
200	March 9, 2018
100	The Company having a valuation of $100 million or more**
100	The Company having a valuation of $200 million or more**

** For these purposes, the Company’s valuation will be equal to the pre-transaction equity value of the Company in connection with its most recently completed financing transaction.

(b)	Certain Limitations.

(i)          The portion of this Warrant that is exercisable for 75 Units on September 9, 2016 (the “75 Warrant Tranche”) shall remain exercisable by the Warrantholder or his successors or assigns for the period from the Exercisability Date until this Warrant expires regardless of whether the Warrantholder is an employee of the Company Group as of the date of such exercise, except in the following circumstances:

(A)          If prior to the first anniversary of the date hereof, the employment of Warrantholder has been terminated by the Company Group “for cause” as set forth in section 9(a) of that certain Employment Agreement of even date herewith between the Company and Warrantholder (the “Employment Agreement”); or

(B)          If prior to the first anniversary of the date hereof, the Warrantholder voluntarily terminates his employment with the Company Group.

(ii)          If prior to the Exercisability Date for the initial 75 Warrant Tranche, the Warrantholder dies or becomes Disabled, then the 75 Warrant Tranche shall be automatically cancelled and surrendered to the Company.

(iii)          Except as provided by paragraph (ii) above, if prior to the Exercisability Date for the initial 75 Warrant Tranche, the employment by the Company Group of Warrantholder has been terminated without cause as set forth in section 9(a) of the Employment Agreement, the 75 Warrant Tranche shall remain exercisable through the Expiration Date.

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(iv)          The portions of this Warrant that are exercisable for 100 Units, upon the occurrence of the Company having a valuation in excess of $100 million or $200 million, respectively (collectively, the “200 Warrant Tranche”) shall remain exercisable by the Warrantholder or his successors or assigns for the period from the Exercisability Date until this Warrant expires, except if at any time the employment of Warrantholder has been terminated by the Company Group “for cause” as set forth in section 9(a) of the Employment Agreement. Any portion of the 200 Warrant Tranche that has not been exercised as of the date of such termination for cause, if such termination should occur after the second anniversary of the date hereof, shall be automatically cancelled and surrendered to the Company.

(v)          This Warrant and any Units issued pursuant to this Warrant are subject to the terms and conditions of that certain Repurchase Agreement of even date herewith between the Company and the Warrantholder during the term of such agreement.

(vi)          This Warrant shall become immediately exercisable upon (a) the acquisition of a majority of the voting power of the Company by a person or entity or group of persons or entities by means of any transaction or series of related transactions (including without limitation any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes); or (b) a sale or other disposition of all or substantially all of the assets of the Company (and any subsidiaries, taken as a whole) by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

(c)          Payment of Exercise Price. Payment of the Exercise Price shall be made, at the option of the Warrantholder as expressed in the Exercise Form, by the following methods:

(i)          by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such aggregate Exercise Price for Warrant Units being purchased hereunder;

(ii)          by instructing the Company to withhold a number of Warrant Units then issuable upon exercise of this Warrant with an aggregate fair market value (“Fair Market Value”), as determined in good faith by the Board of Directors of the Company as of the Exercise Date, equal to the aggregate Exercise Price for Warrant Units being purchased hereunder;

(iii)          by surrendering to the Company (x) Warrant Units previously acquired by the Warrantholder with an aggregate Fair Market Value as of the Exercise Date equal to the aggregate Exercise Price for Warrant Units being purchased hereunder and/or (y) other securities of the Company having a value as of the Exercise Date equal to the aggregate Exercise Price for Warrant Units being purchased hereunder (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends, and in the case of Units shall be the Fair Market Value thereof); or

(iv)          any combination of the foregoing.

In the event of any withholding of Warrant Units or surrender of other equity securities pursuant to clause (c)(ii), or (iii) above where the number of Units whose value is equal to the aggregate Exercise Price is not a whole number, the number of Units withheld by or surrendered to the Company shall be rounded up to the nearest whole unit and the Company shall make a cash payment to the Warrantholder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a Unit being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a Unit being so withheld or surrendered multiplied by (y) in the case of Units, the Fair Market Value per Warrant Unit as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.

2.	Issuance of Units; Reservation of Units.

(a)          The Company covenants and agrees that all Units which may be issued upon the exercise of all or part of this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and free from all taxes, liens and charges with respect to the issue thereof.

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(b)          The Company further covenants and agrees that if any Units to be reserved for the purpose of the issuance of Units upon the exercise of this Warrant require registration with, or approval of, any governmental authority under any federal or state law before such Units may be validly issued or delivered upon exercise, then the Company will promptly use its best efforts to effect such registration or obtain such approval, as the case may be.

3.       Adjustments of Exercise Price, Number and Character of Warrant Units, and Number of Warrants.

The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 3.

(a)          Distributions, Subdivisions and Combinations. In case the Company shall at any time on or before the Expiration Date:

(i)          pay or make a distribution in Units or other securities of the Company to holders of all its outstanding Units;

(ii)         subdivide or reclassify the outstanding Units into a greater number of Units;

(iii)         combine the outstanding Units into a smaller number of Units; or

(iv)         issue by reclassification of its Units other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number and kind of securities purchasable upon exercise of this Warrant outstanding immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Units or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date in respect thereto. In the event of any adjustment of the number of Units or other securities of the Company purchasable upon the exercise of this Warrant pursuant to this Paragraph 3(a), the Exercise Price shall be adjusted to be the amount resulting from dividing the number of Units (including fractional Units) covered by this Warrant immediately after such adjustment into the total amount payable upon exercise of this Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Paragraph 3(a) shall become effective immediately after the effective date of such event retroactive to the record date for any such event. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)          Extraordinary Dividends. In case the Company shall at any time on or before the Expiration Date fix a record date for the issuance of rights, options, or warrants to all holders of its outstanding Units, entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Units (or securities exchangeable for or convertible into Units) at a price per Unit (or having an exchange or conversion price per Unit, with respect to a security exchangeable for or convertible into Units) which is lower than the current Exercise Price per Unit (as defined in Paragraph 3(d) below) on such record date, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which (i) the numerator shall be the number of Units outstanding on such record date plus the number of Units which the aggregate offering price of the total number of Units so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Exercise Price and (ii) the denominator shall be the number of Units outstanding on such record date plus the number of additional Units to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that Units (or securities exchangeable for or convertible into Units) are not delivered after the expiration of such rights, options, or warrants, the Exercise Price shall be readjusted (but only with respect to any portion of this Warrant exercised after such expiration) to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of Units (or securities exchangeable for or convertible into Units) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company and shall be described in a statement mailed to the Warrantholder. Units owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

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(c)          Extraordinary Distributions. In case the Company shall at any time after the original date of issuance of this Warrant distribute to all holders of its Units (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with New York law and dividends or distributions payable in Units of stock described in Paragraph 3(a) above) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase Units (or securities exchangeable for or convertible into Units), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for such distribution by a fraction, of which (i) the numerator shall be the current Exercise Price per Unit of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one Unit and (ii) the denominator shall be such current Exercise Price per Unit. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

(d)          Minimum Adjustment. Except as hereinafter provided, no adjustment of the Exercise Price hereunder shall be made if such adjustment results in a change of the Exercise Price then in effect of less than one dollar ($1.00) per unit. Any adjustment of less than one dollar ($1.00) per unit of any Exercise Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to one dollar ($1.00) per unit or more. However, upon exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Exercise Price up to and including the effective date upon which this Warrant is exercised.

(e)          Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to this Section 3, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to each Warrantholder.

(f)          Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the Units (other than a reclassification, subdivision or combination of Units referred to in Paragraph 3(a)), this Warrant shall, after such capital reorganization, reclassification of Units, consolidation, merger, or sale, be immediately exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of Units or other securities, assets, or cash to which a holder of the number of Units purchasable (at the time of such capital reorganization, reclassification of Units, consolidation, merger or sale) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification of Units, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any Units or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Warrantholder such Units, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations hereunder. The subdivision or combination of Units at any time outstanding into a greater or lesser number of Units shall not be deemed to be a reclassification of the Units for purposes of this Paragraph 3(f).

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(g)          Adjustments to Other Securities. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Warrantholder shall become entitled to purchase any Units or securities of the Company other than the Units, thereafter the number of such other Units or securities so purchasable upon exercise of each Warrant and the exercise price for such Units or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions with respect to the Units contained in Paragraphs 3(a) through (d), inclusive.

(h)          Deferral of Issuance of Additional Units in Certain Circumstances. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder exercised after such record date the Units, if any, issuable upon such exercise over and above the Units, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver as soon as practicable to such holder a due bill or other appropriate instrument provided by the Company evidencing such holder’s right to receive such additional Units upon the occurrence of the event requiring such adjustment.

(i)          Initial Investment. Notwithstanding the foregoing, the number of Units for which this Warrant shall be exercisable and the Exercise Price shall not adjusted in connection with the initial investment of up to $500,000 by or on behalf of the member of the Company.

4.          Replacement of Securities. If this Warrant shall be lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in its discretion reasonably impose, issue a new warrant of like tenor or date representing in the aggregate the right to subscribe for and purchase the number of Units which may be subscribed for and purchased hereunder. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed warrant shall be at any time enforceable by anyone.

5.          Registration. This Warrant shall be numbered and shall be registered in a register (the “Warrant Register”) maintained at the Company Offices as they are issued. The Warrant Register shall list the name, address and Social Security or other Federal Identification Number, if any, of all warrantholders. The Company shall be entitled to treat the Warrantholder as set forth in the Warrant Register as the owner in fact of this Warrant as set forth therein for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person, and shall not be liable for any registration or transfer of this Warrant that is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

6.         Transfer. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT HAS BEEN ACQUIRED, AND ANY UNITS OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT AND/OR SUCH UNITS OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS WARRANT AND SUCH UNITS OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

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7.         Exchange of Warrant. This Warrant may be exchanged for another warrant entitling the Warrantholder thereof to purchase a like aggregate number of Units as this Warrant entitles such Warrantholder to purchase. A Warrantholder desiring to so exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant therewith. Thereupon, the Company shall execute and deliver to the person entitled thereto a new warrant or warrants, as the case may be, as so requested.

8.         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

If to the Company:

TO PHARMACEUTICALS LLC

One Old Country Road

Carle Place, New York 11514

Fax: (646) 786–4005

Email: barryfarkas1@gmail.com

Attention: Barry Farkas

With a copy to:

Abrams, Fensterman, Fensterman,

Eisman, Formato, Ferrara & Wolf, LLP

1111 Marcus Avenue, Suite 107

Lake Success, New York 11042

Telephone: (516) 328-2300

Facsimile: (516) 328-6638

Attention: Neil M. Kaufman

Email: nkaufman@abramslaw.com

If to the Warrantholder:

Sidney Taubenfeld

247 West 87th Street, Apt. 7G

New York, New York 10024

Email: staub18@yahoo.com

With a copy to:

Michael Schneider, Esq.

11 East 44th Street – 19th Fl.

New York, New York 10017

Telephone: (212) 888-2100

Facsimile: (646) 461-1781

Email: michael@mslaw-us.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day, or (iv) if sent via electronic mail, upon its delivery, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

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9.         Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is deemed to have been delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State, without regard to its conflicts of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

10.         Expiration. Unless as hereinafter provided, the right to exercise this Warrant shall expire at the Expiration Date.

[Signature Page Follows]

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TO PHARMACEUTICALS LLC

[SIGNATURE PAGE TO WARRANT TO PURCHASE UNITS

Dated: March 9, 2015

TO PHARMACUETICALS LLC
By: TO HOLDING GROUP LLC, Manager
By: TO INVESTOR LLC, Manager

By:	/s/ Berel Farkas
Name:	Berel Farkas
Title:	Authorize Signatory

EMPLOYEE:

/s/ Sidney Taubenfeld
Sidney Taubenfeld

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